                                                                  EXHIBIT 10.19

                                  AMENDMENT TO
                           EMPLOYMENT LETTER AGREEMENT

This Amendment ("AMENDMENT") to the Employment Letter Agreement ("AGREEMENT"), is entered into as of 11 day of June, 2001 ("EFFECTIVE DATE") between United Industries Corporation, a Delaware corporation, or any successors or assigns thereof (collectively, (the "COMPANY") and Robert S. Rubin ("EXECUTIVE"). Certain capitalized terms used herein are as defined in the Agreement.

Executive and the Company are parties to the Agreement dated February 2, 1995, which Agreement was previously amended on September 18, 1996, December 22, 1997, June 15, 1998, February 15, 2000 and March 7, 2001. The Company and Executive desire to further amend the Agreement pursuant to the terms and conditions set forth below.

Executive and the Company, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound, hereby amend the Agreement as of the Effective Date in the following respects:

1. A new provision, "Sale of Company" shall be inserted in the Agreement as follows:

During the term of this Agreement, if a Sale of the Company shall occur, as the term Sale is defined in Section 4.1(b)(iii)(w-z) in the United Industries Corporation Stock Option Agreement, and if Executive's employment with the Company is terminated by the Company for any reason other than for cause during the twelve (12) month period following such Sale, then in lieu of the severance provisions set forth in the Agreement, UIC will pay Executive:

     (a) base salary accrued through Executive's date of termination;

     (b) accrued incentive compensation determined in accordance with the Company's incentive compensation plan in effect on the Sale date, on a pro-rata basis for the fiscal year in which the Sale occurs, and

     (c) a severance payment equal to twenty-four (24) months of Executive's base salary in effect as of the date of the Sale, payable in twenty-four
     (24) equal consecutive monthly installments, beginning on the last day of the month following the month in which Executive's employment terminates, provided that:

          (i) prior to the Company's commencing such payments, Executive signs a general release of UIC in substantially the form attached hereto EXHIBIT A, and

          (ii) any provision of Executive's current Noncompetition and Nonsolicitation covenants to the Agreement to the contrary notwithstanding, Executive agrees that he shall continuously abide by such covenants for twenty-four (24) months from the date his employment terminates by reason of such Sale.

2. Except as otherwise specifically modified above, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the aforesaid Effective Date.


UNITED INDUSTRIES CORPORATION                     /s/ Robert S. Rubin 19-June-01
                                                  -----------------------------
                                                  Robert S. Rubin ("Executive")

By:/s/ Robert L. Caulk
   -------------------------
Name: Robert L. Caulk
Its:  President and Chief Executive Officer

                                    EXHIBIT A

                    AMENDMENT TO EMPLOYMENT LETTER AGREEMENT

                                 ROBERT S. RUBIN


                             FORM OF GENERAL RELEASE

UNITED INDUSTRIES CORPORATION

[date]

[ee name]
[address]
[city/state/zip]

RE:  RELEASE AGREEMENT

Dear xxxx:

     1. This letter confirms the agreement ("Release Agreement") between you and United Industries Corporation (the "Company"), which term shall include all operating divisions and affiliates of the Company) relative to the termination of your employment on [date]

     2. You are reminded that Exhibit [#] to your employment letter signed by you on [date] states that following termination of your employment, you will not at any time use or disclose information (including but not limited to salaries, sales programs and financial data) regarding the Company and its divisions not generally known by the public. You are further reminded that Exhibit [#] to your [date] employment letter states that for the twelve (12) month period following termination of your employment, (i) you will not at any time solicit or attempt to persuade any person to terminate his or her employment with the Company, or to decline employment with the Company, and (ii) you are not to be employed by and are not to be associated in any way with any business which markets or seeks to market products competitive with the Company's products to any account which has been a customer of the Company or any division or affiliate of the Company during the twelve (12) month period preceding the date of the termination of your employment.

     3. In order to avoid possible controversy and litigation in respect of the former employment relationship between you and the Company, and the termination of that relationship, the Company desires a full, final and complete release ("Release") of and from all possible claims. Accordingly, if you (a) fully comply with your confidentiality, non-solicitation and non-competition obligations referenced in paragraph 2 of this letter, (b) return all Company properties in your possession as you are obligated to do no later than the close of business at 5:00 p.m. local time on [date], and (c) do not defame the Company, then in consideration of the Company making the following payments to you, you hereby fully discharge and release the Company from all Claims (as defined in paragraph 5) you may have against the Company excepting only these payments which are subject to all withholdings required by law:

     [amount- written out] and xx/100 Dollars ($xx,xxx.xx), less applicable federal and state income tax withholdings, for whatever Claims you might have, payable in xxxx (#) equal consecutive [weekly/biweekly/monthly] installments of [amount written out] and xx/100 Dollars ($xxxx.xx) each (less applicable federal and state income tax withholdings) beginning on the next monthly payroll cycle after the Effective Date of the Release as defined in the last sentence of paragraph 7.
                                                            Initials:___ ee
                                                                     ___ HR rep

     4. If you do not return all Company properties by the time stated above, as you are obligated to do, or if you do not fully comply with your confidentiality, non-solicitation and non-competition obligations referenced in paragraph 2 or if you defame the Company then in addition to whatever other legal recourse the Company may have, the Company shall be entitled to discontinue all payments provided for in paragraph 3 and recover from you all amounts previously paid pursuant thereto.

     5. You acknowledge that except for the Company's payments provided for in paragraph 3, your Release of the Company is a full, final and complete settlement and discharge of all Claims, defined as follows: any and every matter, known or unknown, arising out of every act, omission and matter occurring prior to the Effective Date of this Release, including but not limited to your employment relationship with the Company and the termination of that employment relationship, actions at common law including claims for breach of contract, defamation, personal injury (excluding any workers compensation claims in process prior to date of termination), back pay, frontpay, severance pay, vacation pay (including compensation for any vacation days unused as of the Effective Date), bonuses, wages, compensatory damages, punitive damages, liquidated damages, benefits (to the extent permitted by applicable law), attorneys' fees, interest, court costs, seniority, reinstatement and reemployment, service letters, claims arising under the provisions of the Labor Management Relations Act, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Acts of 1866 et seq., the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Older Workers Benefit Protection Act, applicable Missouri statutes, and comparable statutes of every other state which may be applicable, and is for the benefit and protection of the Company and its divisions, affiliates, successors, assigns, employees, officers, directors and shareholders.

     6. In addition to the above provisions, and by your signing this Release Agreement, you expressly waive any and all rights to claims arising under the Age Discrimination in Employment Act of 1967, as amended, and you acknowledge that your waiver of rights or claims arising under the Age Discrimination in Employment Act of 1967 (the "ADEA") is in writing, written in a manner intended to be understood, and is understood by you.

     You also expressly understand that this waiver refers to rights or claims arising under ADEA and that by execution of this document, you do not waive any ADEA rights or claims that may arise after the date this Release Agreement is executed. You further acknowledge that the waiver of your rights on claims arising under ADEA is in exchange for the consideration outlined above, which is above and beyond that to which you are otherwise entitled to receive from the Company, that your waiver of rights or claims herein is made pursuant to 29 U.S.C. Section 626(f)(1) and that this waiver is not requested in connection with an existing incentive or other employment termination program.

                                                            Initials:___ ee
                                                                     ___ HR rep

     7. The law requires that you have a period of at least twenty-one (21) days to consider this proposed Release. If it is acceptable to you, you also have an additional period of seven (7) days to change your mind. This means that you can sign and return this Release at any time within 21 days after receiving this Release document, and the 7 days during which you may change your mind and revoke your acceptance will commence on the day that this Release is signed by you and returned to us. The purpose of the 21 day and 7 day periods is to assure that you have ample opportunity to consider this proposed Release and to consult with members of your family, attorneys and/or other advisors, if you choose to do so before becoming legally bound. If you sign and return this Release document within 21 days after receiving it, and if you do not thereafter revoke your acceptance during the following 7 days, then the payments provided for in paragraph 3 will be made. The Effective Date of this Release will be the date on which the revocation period ends.

     8. You and the Company agree that this Release Agreement shall in no sense be construed to be an admission of guilt or liability on the part of either party under any state, federal or local law, whether statutory or common law, or pursuant to regulation or executive order. Except as specifically set forth herein, this Release Agreement is specifically understood to satisfy any and all obligations which the Company has or may have had under the law and/or its personnel policies.

     9. This Release shall be regarded by you and the Company as confidential. PLEASE SEND YOUR SIGNED RELEASE DOCUMENT, REVOCATION LETTER, OR OTHER CORRESPONDENCE RELATING TO THIS DOCUMENT TO: UNITED INDUSTRIES CORPORATION,
ATTN: VICE PRESIDENT, HUMAN RESOURCES DEPT., 8825 PAGE BLVD., ST. LOUIS MO
63114.

     10. YOU HEREBY ACKNOWLEDGE THAT YOU HAVE READ THIS RELEASE AGREEMENT CONSISTING OF THREE (3) PAGES AND TEN(10) NUMBERED PARAGRAPHS; THAT YOU HAVE HAD A REASONABLE PERIOD OF TIME WITHIN WHICH TO CONSIDER THIS RELEASE AGREEMENT AND FULLY UNDERSTAND AND ACCEPT ALL OF ITS TERMS OF YOUR OWN VOLUNTARY FREE WILL; THAT NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE OTHER THAN AS EXPRESSLY STATED HEREIN; THAT YOU HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY AND HAVE DONE SO OR HAVE VOLUNTARILY ELECTED NOT TO DO SO; AND BY EXECUTING THIS RELEASE AGREEMENT AND ACCEPTING THE CONSIDERATIONS OUTLINED HEREIN FROM THE COMPANY, YOU WILL ABIDE BY THE TERMS HEREOF.


------------------------      ----------------        Witness:
[EMPLOYEE NAME]               Date                           ------------------
                                                      Date:
                                                              -----------------


UNITED INDUSTRIES CORPORATION

By:
   --------------------       ----------------      Witness:
Name:                         Date                          -------------------
Title:                                              Date:
                                                            --------------------